UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: October 16, 2018

DATE OF REPORT: October 23, 2018

Corix Bioscience, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Wyoming	333-150548	75-3265854
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

16772 West Bell Road, Suite 110-471 in Surprise, Arizona 85374

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(623) 551-5808

(ISSUER TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter. ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.02.	Termination of a Material Definitive Agreement

On March 1, 2017, American Housing Income Trust, Inc., a Maryland corporation (“AHIT”), the predecessor to Corix Bioscience, Inc., a Wyoming corporation (the “Company”) entered into a Stock Exchange Agreement with IX Biotechnology, Inc., a Wyoming corporation (“IXB”) subject to certain conditions precedent (the “Stock Exchange Agreement”). Based upon certain representations and warranties of IXB, and its principal, Michael Ogburn, who eventually became a director and officer of the Company, the Board of Directors had authorized the issuance of 10,000,000 shares of common stock to 20 former shareholders of IXB. This materially definitive agreement had been disclosed by the Company in its August 7, 2017 Form 8-K following the closing of the Stock Exchange Agreement.

On August 14, 2018, following investigation by the remaining members of the Board of Directors, which did not include Mr. Ogburn, the Board of Directors directed legal counsel to file a civil complaint against IXB and Mr. Ogburn based on breach of contract, fraud and other common law claims seeking, amongst other things, rescission of the Stock Exchange Agreement and cancellation of the 10,000,000 shares of common stock issued to the former shareholders of IXB. The facts to support the Company’s request for rescission of the Stock Exchange Agreement are set forth in the Complaint attached hereto as an exhibit, and in the prior filings with the Commission.

IXB was served with the lawsuit on August 16, 2018. IXB failed to defend or respond to the lawsuit. On September 11, 2018, the Clerk of the District Court entered default against IXB. On October 9, 2018, the Company filed its Motion for Entry of Default Judgment against IXB. The Court granted the motion and entered the Default Judgment against IXB on October 16, 2018 ordering, among other things, that the 10,000,000 shares issued to the former shareholders of IXB be cancelled.

The rescission of the Stock Exchange Agreement, as ordered by the Court, results in the termination of the materially definitive agreement between the Company and IXB. The Company has not incurred material termination penalties as a result of the Court’s order. As a result of the Default Judgment, the shares in the Company previously issued to those shareholders of IXB will be cancelled out by the transfer agent.  The rescission of the Stock Exchange Agreement does not impair or impact any other shareholders of the Company, other than increasing their respective holdings by percentage.  The reader is encouraged to review the court docket on-line for any further information.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01.	Financial Statements and Exhibits

(d) Exhibits

Incorporated by reference
Exhibit	Exhibit Description	Filed herewith	Form	Period ending	Exhibit	Filing date
10.1	Stock Exchange Agreement dated March 1, 2017 (IX Biotechnology, Inc.)		8-K		10.1	August 7, 2017
99.1	Complaint (IXB and Ogburn)	X
99.2	Motion for Entry of Default Judgment	X
99.3	Default Judgment	X

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Corix Bioscience, Inc.

By:  /s/ Brian Werner

Name:  Brian Werner

Title: Director

By:  /s/ Ken Hedrick

Name:  Ken Hedrick

Title: Director

Dated: October 23, 2018